                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                       -------------------

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of report (Date of earliest event reported):March 31, 1997

                         Saratoga Bancorp
      (Exact name of registrant as specified in its charter)

                            California
          (State or other jurisdiction of incorporation)

                2-77519-LA              94-2817587
         (Commission File Number) (IRS Employer Identification No.)


           12000 Saratoga-Sunnyvale Road, Saratoga, CA  95070
          (Address of principal executive office and ZIP code)

Registrant's telephone number, including area code: (408) 973-1111

                               None
  (Former name or former address, if changed since last report)








                        PAGE 1 OF 4 PAGES


                        Exhibit at Page 4

Item 6.  Resignations of registrant's directors

     Neal A. Cabrinha resigned from the Board of Directors effective March 28, 1997. A copy of Mr. Cabrinha's resignation letter is attached hereto as an Exhibit. His resignation did not involve any disagreement with the registrant on any matter relating to registrant's operations, policies or practices.


Item 7.  Financial Statements and Exhibits

     (a)  Not applicable

     (b)  Not applicable

          Exhibits

          (21) Letter of resignation dated March 25, 1997.



































                        PAGE 2 OF 4 PAGES

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     SARATOGA BANCORP
                                      (Registrant)



                               By: ____________________________
                                          Mary Page Rourke
                                          Senior Vice President
                                          Treasurer (Principal
                                          Financial and
                                          Accounting Officer)



Date:      April 2, 1997





























                        PAGE 3 OF 4 PAGES

                         March 25, 1997




Richard L. Mount
Saratoga National Bank
12000 Saratoga-Sunnyvale Road
Saratoga, Ca 95070

Dear Dick,

     As you know, Governor Wilson has appointed me to the Santa Clara County Municipal Court, and I will assume office on March 28, 1997. Therefore, I must resign as a Director and as Secretary of both Saratoga Bancorp and Saratoga National Bank, effective that date.

     I am proud of what we have accomplished in establishing Saratoga National Bank, and I am sorry that I must now leave its Board of Directors. I have served on many boards these past seventeen years, by none has worked so well together nor been so much a pleasure to serve on as this one.

My best wishes to you, and to the Bank's Directors and staff for continued success in all your endeavors.

                                      Very truly yours,


                                      NEAL A. CABRINHA

cc:  Victor E. Aboukhater
     Robert G. Egan
     William D. Kron
     John F. Lynch, III
     V. Ronald Mancuso, DDS